EQUITY SECURITIES TRUST, SERIES 6
          SIGNATURE SERIES, GABELLI ENTERTAINMENT AND MEDIA TRUST

                         REFERENCE TRUST AGREEMENT

          This Reference Trust Agreement (the "Agreement") dated November 16, 1995 between Reich & Tang Distributor L.P., as Depositor and The Chase Manhattan Bank (National Association), as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Equity Securities Trust, Series 6, Signature Series, Gabelli Entertainment and Media Trust, and Subsequent Series, Trust Indenture and Agreement" dated November 16, 1995 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                             WITNESSETH THAT:

          WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section
1.1 (2) of the Indenture;

          WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Sections 2.1 and 2.6 of the Indenture; and

          NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee as follows:

                                  Part I

                  STANDARD TERMS AND CONDITIONS OF TRUST

          Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

          Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated November 16, 1995, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional

Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that their has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

                                  Part II

                   SPECIAL TERMS AND CONDITIONS OF TRUST

          Section 1. The following special terms and conditions are hereby agreed to:

          (a) The Securities (including Contract Securities) listed in Schedule A hereto have been deposited in the Trust under this Agreement.

          (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 20,806.

          (c)  For the purposes of the definition of Unit in item (22) of
Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/20806 as of the date hereof.

          (d) The term Record Date shall mean the first day of March, June, September and December commencing on March 1, 1995.

          (e) The term Distribution Date shall mean the fifteenth day of the month on which a Record Date occurs (or the last business day prior thereto) commencing on March 15, 1996.

          (f)  The First Settlement Date shall mean November 21, 1995.

          (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the Deposit Period.

          (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.94 per 100 Units.

rate per 100 Units     number of Units outstanding

$0.76                  100,000,000 or more
$0.84                  50,000,000 - 99,999,999
$0.94                  49,999,999 or less

          (i)  For purposes of Section 7.4, the Depositor's maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

          (j) The Termination Date shall be November 16, 1998 or the disposition of the last Security in the Trust.

          (k) The fiscal year for the Trust shall end on June 30 of each year.

          (l) For purposes of this Series of Equity Securities Trust, the form of Certificate set forth in Indenture shall be appropriately modified to reflect the title of this Series and represent as set forth above.

          IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

               [Signatures on separate pages]

                         THE CHASE MANHATTAN BANK
                         (NATIONAL ASSOCIATION), Trustee


                         By: /s/ Thomas J. Centrone
                             ----------------------------
                              Vice President


STATE OF NEW YORK   )
                    :ss.:
COUNTY OF NEW YORK  )

          On this 9th day of November, 1995, before me personally appeared Thomas J. Centrone, to me known, who being by me duly sworn, said that he is an Authorized Signator of The Chase Manhattan Bank (National Association), one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.


                                  /s/ Dorothy S. Bochino
                                  -------------------------
                                        Notary Public


                                   DOROTHY S. BOCHINO
                              NOTARY PUBLIC, STATE OF NEW YORK
                                     NO. 01BO4950864
                                       EXP. 5-8-97

                         REICH & TANG DISTRIBUTORS L.P.
                              Depositor

                         By: Reich & Tang Asset Management, Inc.,
                              as General Partner of Depositor


                              By:  /s/ Peter J. DeMarco
                                   ---------------------------
                                   Authorized Signator


STATE OF NEW YORK   )
                    : ss:
COUNTY OF NEW YORK  )

          On this 15th day of November, 1995, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of Reich & Tang Asset Management, Inc. as General Partner of the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                    /s/ Teresa Scilla
                                    -----------------------------
                                        Notary Public
                                       Notary Public, State of New York
                                          No. 31-4752672
                                       Qualified in the County of New York
                                          Term Expires 8/31/96

                                                                     Schedule A
                            EQUITY SECURITIES TRUST
                                    SERIES 6
                                SIGNATURE SERIES
                     GABELLI ENTERTAINMENT AND MEDIA TRUST
                                   PORTFOLLO

                            AS OF NOVEMBER 16, 1995

                            A MONTHLY PAYMENT SERIES

                                      NUMBER OF                                PERCENTAGE    MARKET       COST OF
                         PORTFOLIO   SECURITIES                                    OF         VALUE      SECURITIES
                            NO.     (SHS./PRINC.)      NAME OF ISSUER (2)      TRUST (1)    PER SHARE   TO TRUST (3)
                         ---------  -------------   -------------------------  ----------   ---------   ------------
COMMON STOCK: 84.55%
  Broadcasting: 4.97%
                              1          33 Shs.    BHC Communications, Inc.      1.49%       90.250      $  2,978
                              2          72 Shs.    Chris-Craft Industries,
                                                      Inc.                        1.49%       41.500         2,988
                              3         164 Shs.    Scandanavian Broadcasting
                                                      Systems                     1.99%       24.250         3,977
                                                                                                        ------------
                                                                                                             9,943
                                                                                                        ------------
  Cable: 9.37%
                              4         284 Shs.    Comcast Corporation           2.56%       18.000         5,112
                              5         112 Shs.    International Cable Tel.      1.52%       27.125         3,038
                              6         130 Shs.    Media General, Inc.           1.99%       30.625         3,981
                              7          61 Shs.    NYNEX Corp.                   1.51%       49.500         3,019
                              8         198 Shs.    Telecommunications, Inc.      1.79%       18.125         3,589
                                                                                                        ------------
                                                                                                            18,739
                                                                                                        ------------
  Other Media: 15.96%
                              9          51 Shs.    America Online                1.96%       77.000         3,927
                             10          33 Shs.    Broderbund Software, Inc.     0.99%       59.750         1,972
                             11         130 Shs.    Central European Media
                                                      Enterprises                 1.50%       23.000         2,990
                             12          44 Shs.    H & R Block Inc.              0.98%       44.625         1,964
                             13          41 Shs.    IBM                           1.96%       95.500         3,916
                             14          62 Shs.    Intel Corporation             2.01%       64.750         4,015
                             15          54 Shs.    Microsoft Corporation         2.54%       94.000         5,076
                             16         111 Shs.    Novell                        0.97%       17.500         1,943
                             17         130 Shs.    Pan Am Sat                    1.01%       15.500         2,015
                             18          69 Shs.    Sierra On-Line, Inc.          1.01%       29.250         2,018
                             19         205 Shs.    Spectrum Holobyte Inc.        1.03%       10.000         2,050
                                                                                                        ------------
                                                                                                            31,886
                                                                                                        ------------

  Publishing/
    Entertainment: 31.24%
                             20          98 Shs.    AMC Entertainment             0.99%       20.250         1,984
                             21         400 Shs.    American Media Inc.           1.00%        5.000         2,000
                             22         200 Shs.    BET Holdings                  2.06%       20.625         4,125
                             23         128 Shs.    Gaylord Entertainment
                                                      Company                     1.50%       23.500         3,008
                             24          59 Shs.    GC Companies, Inc.            1.00%       33.875         1,999
                             25         155 Shs.    International Family
                                                      Entertainment, Inc.         1.50%       19.375         3,003
                             26          48 Shs.    Knight Ridder                 1.48%       61.625         2,958
                             27         118 Shs.    Liberty Media Group           1.48%       25.125         2,965
                             28         111 Shs.    Meredith Corporation          2.01%       36.125         4,010
                             29         266 Shs.    News Corporation Limited      2.53%       19.000         5,054
                             30          86 Shs.    Pulitzer Publishing
                                                      Company                     1.98%       46.125         3,967
                             31          44 Shs.    Scholastic Corp.              1.47%       66.750         2,937
                             32         109 Shs.    Seagram's Ltd.                1.99%       36.500         3,978
                             33         173 Shs.    Time Warner Inc.              3.27%       37.750         6,531
                             34         144 Shs.    Viacom Inc.                   3.48%       48.375         6,966
                             35         121 Shs.    Walt Disney Company           3.50%       57.875         7,003
                                                                                                        ------------
                                                                                                            62,488
                                                                                                        ------------
  Telecommunications:
    23.01%
                             36         133 Shs.    AirTouch Communications,
                                                      Inc.                        2.00%       30.000         3,990
                             37         101 Shs.    AT&T Corp.                    3.26%       64.500         6,514
                             38         123 Shs.    BCE Inc.                      2.00%       32.625         4,013
                             39          77 Shs.    Bell South Corp.              1.49%       38.750         2,984
                             40          67 Shs.    Cellular Communications,
                                                      Inc.                        1.72%       51.250         3,434

                                      NUMBER OF                                PERCENTAGE    MARKET       COST OF
                         PORTFOLIO   SECURITIES                                    OF         VALUE      SECURITIES
                            NO.     (SHS./PRINC.)      NAME OF ISSUER (2)      TRUST (1)    PER SHARE   TO TRUST (3)
                         ---------  -------------   -------------------------  ----------   ---------   ------------
                             41         209 Shs.    Centennial Cellular Corp.     2.04%       19.500         4,075
                             42          65 Shs.    Century Telephone
                                                      Enterprises, Inc.           0.99%       30.500         1,982
                             43          74 Shs.    GTE Corporation               1.50%       40.500         2,997
                             44          63 Shs.    Motorola, Inc.                2.01%       63.875         4,024
                             45          76 Shs.    Nippon Telegraph &
                                                      Telephone                   1.49%       39.250         2,983
                             46          80 Shs.    Sprint Corporation            1.51%       37.625         3,010
                             47         130 Shs.    Telecommunications
                                                      International, Inc.         1.50%       23.125         3,006
                             48          97 Shs.    US West                       1.50%       30.875         2,995
                                                                                                        ------------
                                                                                                            46,007
                                                                                                        ------------
                                                    Common Stock Sub-Total                                 170,069
                                                                                                        ------------
ADRs: 15.45%
  Broadcasting: 2.01%
                             49         248 Shs.    Grupo Televisa S.A.           2.01%       16.250         4,030
                                                                                                        ------------
                                                                                                             4,030
                                                                                                        ------------
  Publishing/
    Entertainment: 3.96%
                             50          34 Shs.    PolyGram NV                   0.99%       58.000         1,972
                             51          53 Shs.    Reuters Holdings P.L.C.       1.48%       56.000         2,968
                             52          61 Shs.    Sony Corp.                    1.49%       48.750         2,974
                                                                                                        ------------
                                                                                                             7,914
                                                                                                        ------------

  Telecommunications:
    9.48%
                             53         151 Shs.    Cable and Wireless plc        1.49%       19.750         2,982
                             54         183 Shs.    Hong Kong Telecom             1.51%       16.500         3,019
                             55         103 Shs.    Telecomunicacoes
                                                      Brasileiras S.A.            1.99%       38.625         3,978
                             56          75 Shs.    Telefonica de Espana          1.50%       40.000         3,000
                             57         117 Shs.    Telefonos De Mexico S.A.      1.51%       25.750         3,013
                             58          75 Shs.    Voda Fone Group plc           1.48%       39.375         2,953
                                                                                                        ------------
                                                                                                            18,945
                                                                                                        ------------
                                                    ADRs Sub-Total                                          30,889
                                                                                                        ------------
                                                    Total Investment in Securities                         199,952
                                                                                                        ------------
                                                                                                        ------------

                             FOOTNOTES TO PORTFOLIO

(1) Based on the cost of the Securities to the Trust.

(2) Forward contracts to purchase the Securities were entered into on November 15, 1995. All such contracts are expected to be settled on or about the First Settlement Date of the Trust which is expected to be November 21, 1995.

(3) Evaluation of Securities by the Trustee was made on the basis of closing sale prices at the Evaluation Time on the day prior to the Initial Date of Deposit.

Additional information regarding the Trust is as follows:

                    SPONSOR'S PROFIT/LOSS
   SPONSOR'S            (INITIAL DATE
PURCHASE PRICE           OF DEPOSIT)
---------------     ----------------------
   $200,952                 ($230)